Exhibit 99.1

Contact:
Jason D. Feldman
Senior Vice President, Investor Relations, Treasury & Tax
Allison Poliniak-Cusic
Vice President, Investor Relations
IR@craneco.com
www.craneco.com

Crane Company Reports First Quarter 2026 Results and Raises Full Year EPS Guidance

First Quarter 2026 Highlights
•Earnings per diluted share (EPS) from continuing operations of $1.14, down 15% compared to a year ago, and adjusted EPS from continuing operations a record $1.65, up 15%.
•Earnings outperformance driven primarily by recent acquisitions performing above expectations.
•Total company core backlog was up 9.1% year-over-year.
•Process Flow Technologies core orders up 5% year-over-year with core backlog up 7% sequentially.
•Aerospace & Advanced Technologies continued to increase core backlog, which was up 14% year-over-year.
•Declaring second quarter 2026 regular dividend of $0.255 per share.

Full Year Outlook
•Raising full year adjusted EPS outlook to a range of $6.65-$6.85 from $6.55-$6.75, despite macroeconomic backdrop.

STAMFORD, CONNECTICUT - April 27, 2026 - Crane Company ("Crane," NYSE: CR) today announced its financial results for the first quarter of 2026 and raised its full year adjusted EPS outlook.

Alex Alcala, Crane's President and Chief Executive Officer, stated: "We delivered a very strong start to 2026, generating 15% adjusted EPS growth in the first quarter. Results exceeded our expectations with the majority of our outperformance driven by outstanding execution and momentum across our recent acquisitions which are already contributing meaningfully to earnings growth. Our legacy business also performed well, with nearly 4% core sales growth and solid operating leverage.

"We entered the year with strong momentum, underpinned by continued execution of our strategy, progress across growth initiatives, and solid performance by our recently acquired businesses. With geopolitical developments and a more uncertain macroeconomic environment, our first‑quarter results demonstrate the resilience of our business and the strength of our operating fundamentals. Reflecting this performance and balanced against the evolving external backdrop, we are raising our full year adjusted EPS outlook to a range of $6.65–$6.85, up from $6.55–$6.75."

CEO Alcala concludes: "Our incredible culture and unique business system position us to outperform in evolving market conditions and generate long‑term value for shareholders. We remain focused on executing with discipline in the areas within our control, staying agile and supporting our customers globally while continuing to invest in our growth priorities and technology platforms.”

First Quarter 2026 Results
First quarter 2026 GAAP EPS from continuing operations of $1.14 compared to $1.34 in the first quarter of 2025. First quarter 2026 adjusted EPS from continuing operations of $1.65 compared to $1.43 in the first quarter of 2025.
First quarter sales increased 24.9%, with 3.8% core sales growth, an 18.3% contribution from the previously announced acquisitions of Druck, Panametrics, Reuter-Stokes, and optek-Danulat and a 2.7% benefit from foreign exchange. Operating profit of $100.1 million decreased 1.0% compared to last year primarily reflecting acquisition related transaction costs and acquisition related intangible amortization, partially offset by strong productivity. Adjusted operating profit of $137.8 million increased 28.7% compared to last year, driven by contribution from recent acquisitions and productivity.
Summary of First Quarter 2026 Results

	First Quarter		Change
(unaudited, dollars in millions)	2026	2025	$	%
Net sales	$696.4	$557.6	$138.8	24.9%
Core sales			21.4	3.8%
Acquisitions			102.2	18.3%
Foreign exchange			15.2	2.7%

Operating profit	$100.1	$101.1	$(1.0)	(1.0%)
Adjusted operating profit*	$137.8	$107.1	$30.7	28.7%

Operating profit margin	14.4%	18.1%		(370bps)
Adjusted operating profit margin*	19.8%	19.2%		60bps
*Please see the attached Non-GAAP Financial Measures tables

Cash Flow, Financing Activities and Other Financial Metrics
During the first quarter of 2026, cash used for operating activities from continuing operations was $29.5 million, capital expenditures were $10.7 million, and free cash flow (cash provided by operating activities less capital spending) was negative $40.2 million. Adjusted free cash flow from continuing operations (free cash flow excluding transaction related cash outflows) was negative $23.5 million. (Please see the attached non-GAAP Financial Measures tables.)
As of March 31, 2026, the Company's cash balance was $355.4 million with total debt outstanding of $1,198.2 million.

First Quarter 2026 Segment Results
All comparisons detailed in this section refer to operating results for the first quarter 2026 versus the first quarter 2025.
Aerospace & Advanced Technologies

	First Quarter		Change
(unaudited, dollars in millions)	2026	2025	$	%
Net sales	$318.3	$248.9	$69.4	27.9%
Core sales			23.4	9.4%
Acquisitions			42.9	17.2%
Foreign Exchange			3.1	1.2%

Operating profit	$71.5	$64.6	$6.9	10.7%
Adjusted operating profit*	$78.3	$65.2	$13.1	20.1%

Operating profit margin	22.5%	26.0%		(350bps)
Adjusted operating profit margin*	24.6%	26.2%		(160bps)
*Please see the attached Non-GAAP Financial Measures tables
Sales of $318.3 million increased 27.9% compared to the prior year, driven by 9.4% core sales growth, a 17.2% contribution from the acquisition of Druck, and a 1.2% benefit from favorable foreign exchange. Operating profit margin of 22.5% declined 350 basis points year-over-year, primarily reflecting acquisition related transaction costs and intangible amortization coupled with dilution from the Druck acquisition offset by higher volumes and favorable net price. Adjusted operating profit margin, excluding acquisition related transaction costs and intangible amortization, of 24.6% declined 160 basis points compared to a year ago.
Process Flow Technologies

	First Quarter		Change
(unaudited, dollars in millions)	2026	2025	$	%
Net sales	$378.1	$308.7	$69.4	22.5%
Core sales			(2.0)	(0.6%)
Acquisitions			59.3	19.2%
Foreign exchange			12.1	3.9%

Operating profit	$64.2	$62.8	$1.4	2.2%
Adjusted operating profit*	$83.5	$66.8	$16.7	25.0%

Operating profit margin	17.0%	20.3%		(330bps)
Adjusted operating profit margin*	22.1%	21.6%		50bps
*Please see the attached Non-GAAP Financial Measures tables

Sales of $378.1 million increased 22.5% compared to the prior year, primarily driven by a 19.2% contribution from the previously announced acquisitions of optek-Danulat, Panametrics, and Reuter-Stokes, and a 3.9% benefit from favorable foreign exchange offset slightly by a 0.6% core sales decline. Operating profit margin of 17.0% decreased 330bps compared to the prior year reflecting acquisition related transaction costs and intangible amortization, dilution from recent acquisitions, and lower volumes, partially offset by strong productivity and favorable net price. Adjusted operating profit margin, excluding acquisition related transaction costs and intangible amortization, was 22.1%, up 50 basis points compared to a year ago.

Raising 2026 Guidance

We are raising our full year adjusted EPS outlook to $6.65-$6.85 from $6.55-$6.75, representing approximately 12% growth at the midpoint versus 2025. Both periods exclude after‑tax amortization of acquisition‑related intangibles. In addition, the 2025 results exclude hurricane‑related insurance recoveries, which contributed $0.16 to full year EPS.

Key assumptions for our guidance include:
•Total sales growth in the low- to mid-20%s, driven by the Druck, Panametrics, Reuter-Stokes, and optek-Danulat acquisitions, as well as mid-single digit core sales growth and a roughly 1 percent foreign exchange benefit.
•Adjusted segment operating margin of nearly 23.0% (up slightly from our prior estimate of 22.5%+).
•Corporate cost of approximately $80-$85 million.
•Net non-operating expense of approximately $58 million, with the increase driven by the interest expense associated with acquisition financing.
•Adjusted tax rate of approximately 23.0%.
•Diluted shares of ~59 million.

Additional details of our outlook and guidance are included in the presentation that accompanies this earnings release available on our website at www.craneco.com in the "investors" section.

Declaring Second Quarter Dividend

Crane announced its regular quarterly dividend of $0.255 per share for the second quarter of 2026. The dividend is payable on June 10, 2026 to shareholders of record as of May 29, 2026.

Additional Information
References to changes in “core sales” or "core sales growth" in this report include the change in sales excluding the impact of foreign currency translation, as well as acquisitions and divestitures from the date of closing up to the first anniversary of such acquisitions or divestitures.
Conference Call
Crane has scheduled a conference call to discuss the first quarter financial results on Tuesday, April 28, 2026 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

About Crane Company

Crane Company has delivered innovation and technology-led solutions for customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company has two strategic growth platforms: Aerospace & Advanced Technologies and Process Flow Technologies. Crane has approximately 9,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Company is traded on the New York Stock Exchange (NYSE: CR). For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: benefits and synergies of the Druck, Panametrics and Reuter-Stokes, and optek-Danulat acquisitions; strategic and competitive advantages of Crane; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. We caution investors not to place undue reliance on any such forward-looking statements.

These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures and tariffs) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; information systems and technology network failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being unable to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Advanced Technologies, and Process Flow Technologies; the ability and willingness of Crane Company and Crane NXT, Co. to meet and/or perform their obligations under any contractual arrangements that were entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents Crane files from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this press release. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.
(Financial Tables Follow)
Source: Crane Company

CRANE COMPANY
Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Net sales:
Aerospace & Advanced Technologies	$318.3	$248.9
Process Flow Technologies	378.1	308.7
Total net sales	$696.4	$557.6

Operating profit:
Aerospace & Advanced Technologies	$71.5	$64.6
Process Flow Technologies	64.2	62.8
Corporate	(35.6)	(26.3)
Total operating profit	$100.1	$101.1

Interest income	$1.6	$3.2
Interest expense	(16.8)	(4.5)
Miscellaneous income (expense), net	0.2	(1.0)
Income from continuing operations before income taxes	85.1	98.8
Provision for income taxes	18.0	20.5
Net income from continuing operations attributable to common shareholders	67.1	78.3
Income from discontinued operations, net of tax	—	28.8
Net income attributable to common shareholders	$67.1	$107.1

Earnings per diluted share from continuing operations	$1.14	$1.34
Earnings per diluted share from discontinued operations	—	0.49
Earnings per diluted share	$1.14	$1.83

Average diluted shares outstanding	58.7	58.5
Average basic shares outstanding	57.7	57.4

Supplemental data:
Cost of sales	$415.1	$320.0
Engineering, selling and administrative	181.2	136.5
Transaction related expenses (a)	21.6	2.2
Repositioning related charges, net (a)	0.2	0.1
Depreciation and amortization (a)	28.1	12.5
Stock-based compensation expense (a)	8.4	9.3

(a) Amounts included within Cost of sales and/or Engineering, selling & administrative costs.

CRANE COMPANY
Condensed Balance Sheets
(unaudited, in millions)

	March 31, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$355.4	$506.5
Restricted Cash	—	1,223.3
Accounts receivable, net	493.8	358.7
Inventories, net	507.1	376.5
Other current assets	125.4	106.4
Total current assets	1,481.7	2,571.4

Property, plant and equipment, net	367.7	278.8
Other assets	855.9	319.3
Goodwill	1,346.4	683.9
Total assets	$4,051.7	$3,853.4

Liabilities and Equity
Current liabilities
Short-term borrowings	$5.6	$—
Accounts payable	211.2	189.6
Accrued liabilities	288.0	269.3
Income taxes	15.4	6.3
Total current liabilities	520.2	465.2

Long-term debt	1,192.6	1,148.2
Long-term deferred tax liability	106.0	45.9
Other liabilities	133.7	130.7
Total liabilities	1,952.5	1,790.0
Total equity	2,099.2	2,063.4
Total liabilities and equity	$4,051.7	$3,853.4

CRANE COMPANY
Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income attributable to common shareholders	$67.1	$107.1
Less: Income from discontinued operations, net of tax	—	28.8
Net income from continuing operations attributable to common shareholders	67.1	78.3
Depreciation and amortization	28.1	12.5
Stock-based compensation expense	8.4	9.3
Defined benefit plans and postretirement cost	1.3	2.0
Cash provided by (used for) operating working capital	(133.2)	(146.4)
Defined benefit plans and postretirement contributions	(0.5)	(0.6)
Environmental payments, net of reimbursements	(0.3)	(1.1)
Other	(0.4)	(0.2)
Total used for operating activities from continuing operations	(29.5)	(46.2)
Investing activities:
Payment for acquisitions - net of cash acquired and working capital adjustments	(1,355.4)	(0.2)
Capital expenditures	(10.7)	(14.2)
Other investing activities	0.1	—
Total used for investing activities from continuing operations	(1,366.0)	(14.4)
Financing activities:
Dividends paid	(14.7)	(13.2)
Net payments related to employee stock plans	(10.9)	(10.4)
Proceeds from debt	50.0	—
Total provided by (used for) financing activities from continuing and discontinued operations	24.4	(23.6)
Discontinued operations:
Total provided by investing activities(a)	—	207.7
Increase in cash and cash equivalents from discontinued operations	—	207.7
Effect of exchange rate on cash and cash equivalents	(3.3)	4.9
(Decrease) Increase in cash and cash equivalents	(1,374.4)	128.4
Cash, cash equivalents and restricted cash at beginning of period(b)	1,729.8	306.7
Cash and cash equivalents at end of period	$355.4	$435.1
(a) For the three months ended March 31, 2026, the cash provided by investing activities from discontinued operations was from the sale of the Engineered Materials segment.
(b) Cash, cash equivalents and restricted cash at beginning of period consisted of $1.2 billion in funds held in an escrow account related to the acquisitions of Druck, Panametrics, and Reuter-Stokes brands.

CRANE COMPANY
Order Backlog
(unaudited, in millions)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Aerospace & Advanced Technologies(a)	$1,188.6	$1,075.5	$1,054.1	$1,052.8	$960.1
Process Flow Technologies(b)	606.2	359.9	383.0	403.1	389.9
Total backlog	$1,794.8	$1,435.4	$1,437.1	$1,455.9	$1,350.0
(a) Includes $93.4 million, of backlog as of March 31, 2026, pertaining to the Druck acquisition.
(b) Includes $222.2 million, of backlog as of March 31, 2026, pertaining to the Panametrics, Reuter-Stokes and optek-Danulat acquisitions.

CRANE COMPANY
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended March 31
	2026		2025		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$696.4		$557.6		24.9%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$100.1		$101.1		(1.0)%
Operating profit margin (GAAP)	14.4%		18.1%

Special items impacting operating profit:
Transaction related expenses	21.6		2.2
Repositioning related charges, net	0.2		0.1
Amortization of acquisition-related intangibles	15.9		3.7
Adjusted operating profit (Non-GAAP)	$137.8		$107.1		28.7%
Adjusted operating profit margin (Non-GAAP)	19.8%		19.2%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$67.1	$1.14	$78.3	$1.34	(14.3)%
Transaction related expenses	21.6	0.37	2.3	0.04
Repositioning related charges, net	0.2	—	0.1	—
Amortization of acquisition-related intangibles	15.9	0.27	3.7	0.06
Impact of pension non-service costs	0.4	0.01	1.2	0.02
Tax effect of the Non-GAAP adjustments	(8.2)	(0.14)	(1.7)	(0.03)
Adjusted net income (Non-GAAP)	$97.0	$1.65	$83.9	$1.43	15.6%

Adjusted EBITDA and Adjusted EBITDA Margin
Net income from continuing operations attributable to common shareholders (GAAP)	$67.1		$78.3		(14.3)%
Net income margin (GAAP)	9.6%		14.0%

Adjustments to net income:
Interest expense, net	15.2		1.3
Income tax expense	18.0		20.5
Depreciation	12.2		8.8
Amortization	15.9		3.7
Miscellaneous (income) expense, net	(0.2)		1.0
Repositioning related charges, net	0.2		0.1
Transaction related expenses	21.6		2.2
Adjusted EBITDA (Non-GAAP)	$150.0		$115.9		29.4%
Adjusted EBITDA Margin (Non-GAAP)	21.5%		20.8%
Totals may not sum due to rounding

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended March 31, 2026	Aerospace & Advanced Technologies	Process Flow Technologies	Corporate	Total Company
Net sales	$318.3	$378.1	$—	$696.4

Operating profit (GAAP)	$71.5	$64.2	$(35.6)	$100.1
Operating profit margin (GAAP)	22.5%	17.0%		14.4%

Special items impacting operating profit:
Transaction related expenses	3.7	6.3	11.6	21.6
Repositioning related charges, net	—	0.2	—	0.2
Amortization of acquisition-related intangibles	3.1	12.8	—	15.9
Adjusted operating profit (Non-GAAP)	$78.3	$83.5	$(24.0)	$137.8
Adjusted operating profit margin (Non-GAAP)	24.6%	22.1%		19.8%

Three Months Ended March 31, 2025
Net sales	$248.9	$308.7	$—	$557.6

Operating profit (GAAP)	$64.6	$62.8	$(26.3)	$101.1
Operating profit margin (GAAP)	26.0%	20.3%		18.1%

Special items impacting operating profit:
Transaction related expenses	—	0.8	1.4	2.2
Repositioning related charges, net	—	0.1	—	0.1
Amortization of acquisition-related intangibles	0.6	3.1	—	3.7
Adjusted operating profit (Non-GAAP)	$65.2	$66.8	$(24.9)	$107.1
Adjusted operating profit margin (Non-GAAP)	26.2%	21.6%		19.2%
Totals may not sum due to rounding

CRANE COMPANY
Adjusted Free Cash Flow
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
Cash Flow Items	2026	2025
Cash provided by operating activities from continuing operations	$(29.5)	$(46.2)
Less: Capital expenditures	(10.7)	(14.2)
Free cash flow	$(40.2)	$(60.4)
Adjustments:
Transaction-related expenses	18.8	2.2
Transaction-related adjustments	(2.1)	—
Adjusted free cash flow from continuing operations	$(23.5)	$(58.2)
Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating profit margin, adjusted tax rate, adjusted net income, adjusted EPS, adjusted EBITDA, Free Cash Flow and Adjusted Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Company. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for Crane Company, including Adjusted EPS, and Adjusted segment margin to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For Crane Company, these forward looking and projected non-GAAP measures are calculated as follows:

•"Adjusted segment operating margin" is calculated as adjusted segment operating profit divided by segment sales. Adjusted segment operating profit is calculated as operating profit excluding corporate costs and before Special Items which include acquisition-related intangible amortization, transaction related expenses and repositioning related charges. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Tax Rate" is calculated as tax excluding the impact from items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings divided by "Adjusted Net Income".

•"Adjusted EPS" is calculated as adjusted net income divided by diluted shares. Adjusted net income is calculated as net income adjusted for Special Items which include transaction related expenses such as professional fees, and incremental costs related to acquisitions; repositioning related charges; acquisition-related intangible amortization and, the impact of pension non-service costs. We believe that non-GAAP financial measures adjusted for these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted Operating Profit" and "Adjusted Operating Margin" add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: acquisition-related intangible amortization, transaction related expenses and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Net Income" and "Adjusted EPS" exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as:

transaction related expenses and repositioning related (gains) charges. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as the impact of pension non-service costs. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EBITDA" adds back to net income: net interest expense, income tax expense, depreciation and amortization, miscellaneous (income) expense, net, and items outside of our core performance such as transaction related expenses. "Adjusted EBITDA Margin" is calculated as adjusted EBITDA divided by net sales. We believe that adjusted EBITDA and adjusted EBITDA margin provide investors with an alternative metric that may be a meaningful indicator of our performance and provides useful information to investors regarding our financial conditions and results of operations that is complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow from continuing operations” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow from continuing operations is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to acquisitions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.